Office of the Secretary of State
Corporations & Charities Division

Filed
Secretary of State
State of Washington
Date Filed: 08/01/2019
Effective Date: 08/01/2019
UBI #: 603 376 790

ARTICLES OF AMENDMENT

BUSINESS INFORMATION

Business Name:
HARBOR CUSTOM DEVELOPMENT, INC.

UBI Number:
603 376 790

Business Type:
WA PROFIT CORPORATION

Business Status:
ACTIVE

Principal Office Street Address:

Principal Office Mailing Address:

Expiration Date:
02/29/2020

Jurisdiction:
UNITED STATES, WASHINGTON

Formation/Registration Date:
02/15/2014

Period of Duration:
PERPETUAL

Inactive Date:

Nature of Business:

BUSINESS NAME

Business Name:
HARBOR CUSTOM DEVELOPMENT, INC.

BUSINESS TYPE

Current Business Type:
WA PROFIT CORPORATION

Amend Business Type:

REGISTERED AGENT

Registered Agent Name	Street Address	Mailing Address

STERLING GRIFFIN	11515 BURNHAM DR NW, GIG HARBOR, WA, 98332-0000, UNITED STATES	11515 BURNHAM DR NW, GIG HARBOR, WA, 98332-0000, UNITED STATES

DURATION

Duration:
PERPETUAL

CORPORATE SHARES – AMENDED

Number of Authorized shares:
60000000
Class of Shares:
Common Stock: **Yes** Preferred Stock : **Yes**

PREFERRED STOCK

Document Type	Source	Created By	Created Date
No Value Found.			

Did your share information change? **No**
Implementation plan for change:

ADOPTION OF ARTICLES OF AMENDMENT

Duly approved by shareholders in accordance with 23B.10.030 and 23B.10.040 RCW

EFFECTIVE DATE

Effective Date:
08/01/2019

DATE OF ADOPTION

Date of Adoption:
07/29/2019

RETURN ADDRESS FOR THIS FILING

Attention:
KAYLEE POYNTER

Email:
KPOYNTER@FYKLAW.COM

Address:
2 PARK PLZ STE 850, IRVINE, CA, 92614-2521, UNITED STATES

UPLOADED DOCUMENTS

Document Type	Source	Created By	Created Date
PREPARED AMENDMENT	ONLINE	LYNNE BOLDUC	07/30/2019

UPLOAD ADDITIONAL DOCUMENTS

Name	Document Type

No Value Found.

EMAIL OPT-IN

☐ I hereby opt into receiving all notifications from the Secretary of State for this entity via email only. I acknowledge that I will no longer receive paper notifications.

AUTHORIZED PERSON - STAFF CONSOLE

☑ Document is signed.

Person Type:
INDIVIDUAL

First Name:
STERLING

Last Name:
GRIFFIN

Title:
PRESIDENT